SCHEDULE A DATED _______, 2005
                         TO THE TRANSFER AGENT AGREEMENT
                               DATED APRIL 1, 1999
                                     BETWEEN
                                CNI CHARTER FUNDS
                                       AND
                         SEI INVESTMENTS FUND MANAGEMENT

                  Pursuant to the Preamble, the Transfer Agent
                     shall provide services to the following
                                   Portfolios:

                             Prime Money Market Fund
                          Government Money Market Fund
                     California Tax-Exempt Money Market Fund
                          Large Cap Growth Equity Fund
                           Large Cap Value Equity Fund
                               Corporate Bond Fund
                              Government Bond Fund
                         California Tax-Exempt Bond Fund
                              High Yield Bond Fund
                             Technology Growth Fund
                            RCB Small Cap Value Fund
                     AHA Limited Maturity Fixed Income Fund
                       AHA Full Maturity Fixed Income Fund
                                AHA Balanced Fund
                           AHA Diversified Equity Fund
                          AHA Socially Responsible Fund